EXHIBIT 2.01

Extractive Sector Transparency Measures Act – Annual Report for the year ended December 31, 2024

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Fortuna Silver Mines Inc.

Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	4/19/2025

Reporting Entity ESTMA Identification Number	E929085

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kevin O'Reilly				Date	4/15/2025

Position Title	VP Finance and Administration

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Fortuna Silver Mines Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E929085
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Côte d'Ivoire	Government of Cote d'Ivoire	Tax authority	32,091,295	26,608,537	575,937		402,806			59,678,574	Payments made in XOF, refer to Additional notes for conversion assumptions
Burkina Faso	Government of Burkina Faso	Tax authority	3,633,488	30,386,990	3,743,213		436,778	920,530		39,121,000	Payments made in XOF, refer to Additional notes for conversion assumptions
Mexico	National Government of Mexico	Mexican Geological Service	0.00	2,788,279	0.00	0.00	0.00	0.00	0.00	2,788,279	Payments relate to royalties
Mexico	National Government of Mexico	Ministry of Economy	2,103,303	1,009,204	1,535,341	0.00	0.00	0.00	0.00	4,647,848	Payments relate to 7.5% mining royalty (Taxes); 0.5% extraordinary mining duty (Royalties); and mining concessions (Fees)
Mexico	Municipality of San Jose del Progreso		0.00	0.00	0.00	0.00	766,678		1,149,673	1,916,352	Payments for infrastructure and community projects at San Jose del Progreso township
Mexico	Municipality of Magdalena Ocotlán		0.00	0.00	0.00	0.00	0.00	0.00	399,302	399,302	Payments for infrastructure and community projects at Magdalena Ocotlán
Argentina	National Government of Argentina	Ministry of Environment and Production			236,089					236,089	Water canon. Reportable under the ESTMA.
Argentina	National Government of Argentina	Mining and energy resources secretary			2,792					2,792	Inspection expenses and exploration canon. Lower than CA$ 100,000
Argentina	Municipality of Tolar Grande				283,396					283,396	Construction fee. Safety, health and hygiene fee, other minor. Reportable under the ESTMA.
Argentina	Province of Salta	Grand Treasury of the Province of Salta			19,848					19,848	Stamp taxes not related to Commercial Development. Reportable under the ESTMA. Lower than CA$ 100,000
Argentina	National Government of Argentina	Federal Public Revenue Administration	12,220,556			-				12,220,556	Custom taxes includes VAT (consumption tax specifically excluded), and customs fees. Not reportable under the ESTMA.
Argentina	National Government of Argentina	Federal Public Revenue Administration	898,182			-				898,182	Wealth tax (on behalf of the shareholders). Reportable under the ESTMA.
Argentina	National Government of Argentina	Federal Public Revenue Administration	1,472,280			-				1,472,280	Export duties. Reportable under the ESTMA
Argentina	Province of Salta	Grand Treasury of the Province of Salta		5,862,116		-				5,862,116	Royalties.Reportable under the ESTMA
Peru	Federal Govemement of Peru	National Superintendency of Tax Administration	12,257,494	378,367					-	12,635,860	Payments related to: - Income Tax - Net Assets tax - Mining workers Retirement Plan contribution - Mining Royalty - Special Mining Tax

Peru	Federal Govemement of Peru	Agency for Environmental Assessment and Enforcement	109,154		-	109,154
Peru	Federal Govemement of Peru	Department of Investments in Mining and Energy	187,121		-	187,121
Peru	Federal Govemement of Peru	Institute of Geological, Mining and Metallurgy		316,818	-	316,818	Payments related to mining concessions
Peru	Federal Govemement of Peru	Water Resources Commission		253,053	-	253,053	Agriculture Minister - Peruvian Water Authority includes fees and contribution, calculated from water consumption.

Additional Notes:

The amounts above are all reflected in CAD, the functional currency of the reporting entity - the average exchange rates for 2024 to convert local currency amounts to CAD were as follows:
ARS 681.434; MXN 13.356; PEN 3422.; and XOF 0.002257

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Fortuna Silver Mines Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E929085
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Côte d'Ivoire	Seguela Mine	32,091,295	26,608,537	575,937	-	402,806	-	-	59,678,574	Payments made in XOF, refer to Additional notes for conversion assumptions
Burkina Faso	Yaramoko Mine	3,633,488	30,386,990	3,743,213	-	436,778	920,530	-	39,121,000	Payments made in XOF, refer to Additional notes for conversion assumptions
Mexico	SAN JOSE MINE	2,103,303	3,797,484	1,535,341		766,678		1,548,976	9,751,781
Argentina	Lindero	14,591,018	5,862,116	542,126	-	-	-	-	20,995,259	Payments made in ARS, refer Additional notes for conversion assumptions
Peru	Caylloma	12,553,768	378,367	569,871	-	-	-	-	13,502,006

Additional Notes[3]:

The amounts above are all reflected in CAD, the functional currency of the reporting entity - the average exchange rates for 2024 to convert local currency amounts to CAD were as follows:
ARS 681.434; MXN 13.356; PEN 3422.; and XOF 0.002257